Exhibit 99.1

Intermex Reports Second-Quarter Results

MIAMI, (August 11, 2025) – International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), one of the nation’s leading global omnichannel money transfer services to Latin America and the Caribbean, today reported financial and operating results for the second quarter of 2025.

Financial performance highlights for the second quarter of 2025:
•Revenues of $161.1 million
•Net income of $11.0 million
•Diluted EPS of $0.37
•Adjusted Diluted EPS of $0.51
•Adjusted EBITDA of $28.8 million

Second Quarter 2025 Financial Results (all comparisons are to the Second Quarter 2024)
Total revenues for the Company were down 6.1% to $161.1 million. This was mainly driven by a reduction in service fees from a lower number of transactions. Revenue pressure was partially offset by an increase in foreign exchange gain primarily as a result of higher average principal sent per transaction, and higher growth in digital products. The Company's user base generated 14.1 million money transfer transactions, down 7.8% from last year. Similar to 1Q, transaction growth was impacted by consumers sending remittances less frequently, but in larger amounts as reflected by volume, which was down only 3.1%. Average principal sent per transaction increased by 5.0% to $441.

The Company reported net income of $11.0 million, a decrease of 21.4%. Diluted earnings per share were $0.37, a decrease of 11.9%. The decreases in net income and diluted earnings per share were impacted by the revenue items noted above, as well as transaction costs of $2.2 million and higher amortization expense from past M&A activity. The decrease in revenue was partially offset by lower service charges from agents and banks. Diluted earnings per share was positively impacted by the reduction in share count from the Company's stock repurchase activity.

Adjusted net income totaled $15.2 million, a decrease of 16.0%. Adjusted diluted earnings per share totaled $0.51, a decrease of 7.3%. Adjusted net income and adjusted diluted earnings per share were impacted by the items noted above, adjusted for certain items detailed in the reconciliation tables below following the unaudited condensed consolidated financial statements. Adjusted diluted earnings per share was positively impacted by the reduction in share count from the Company's stock repurchase activity.

Adjusted EBITDA decreased 7.4% to $28.8 million, attributable to the same items noted above, partially offset by the higher net effect of the adjusting items detailed in the reconciliation tables below following the unaudited condensed consolidated financial statements.

Adjusted and other non-GAAP measures discussed above and elsewhere in this press release are defined below under the heading, Non-GAAP Measures.

Year-to-Date Financial Results for 2025 (all comparisons are to the first six months of 2024)

Revenues decreased by 5.1% to $305.4 million. Driving the decrease was a 7.2% decrease in revenue from money transfers and money order fees, partially offset by increases in other revenues as a result of the year-to-date effects of the same factors discussed above for the second quarter of 2025. Total volume from remittance activity decreased slightly by 0.8% to $11.8 billion and money transfer transactions went down by 6.6% to 26.9 million transactions. The average principal sent per transaction increased by 6.3% to $439.

The Company reported net income of $18.8 million, a decrease of 28.0%. Diluted earnings per share were $0.62, a decrease of 20.5%, attributable to the year-to-date effects of the same factors noted above for the second quarter of 2025 partially offset by lower income tax provision.

Adjusted net income totaled $26.2 million, a decrease of 20.1%. Adjusted diluted earnings per share totaled $0.86, a decrease of 11.3%, attributable to the same items noted above for the second quarter of 2025.

Adjusted EBITDA decreased 10.8% to $50.4 million, attributable to the same items noted above for the second quarter of 2025, partially offset by the higher net effect of the adjusting items detailed in the reconciliation tables below following the unaudited condensed consolidated financial statements.

Other Items
The Company ended the second quarter of 2025 with $174.7 million in cash and cash equivalents. Net Free Cash Generated for the second quarter of 2025 was $14.7 million, up 10.5% from the second quarter of 2024. Year-to-date Net Free Cash Generated was $25.0 million, up 45.3% from the first half of 2024, primarily reflecting the investments in assets placed into service as a result of the Company's move to the new U.S. headquarters facility in the first half of 2024, partially offset by the decrease in net income.
During the first half of 2025, the Company incurred $2.5 million in advertising and marketing related expenses in connection with the promotion of our digital products and digital channel offerings.

The Company incurred $3.4 million and $2.2 million in transaction costs for the first half of 2025 and second quarter of 2025, respectively, primarily from legal and professional fees incurred in relation to potential merger and business acquisition transactions and assessment of strategic alternatives.

The Company repurchased 980,341 shares of its common stock for $11.4 million during the second quarter of 2025 through its share repurchase program. During the first half of 2025, the Company purchased 1.35 million shares for $16.3 million.

Western Union Transaction Details
As previously announced, on August 10, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Western Union Company (“Western Union”) under which Western Union will acquire all of the outstanding shares of the Company in an all-cash merger (the “Merger”). The Merger Agreement provides that each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than dissenting shares) will be cancelled and converted into the right to receive $16.00 per share in cash, without interest.

Completion of the Merger is subject to the satisfaction or waiver of certain closing conditions. The Company cannot predict with certainty whether and when any of the required closing conditions will be satisfied or if the Merger will be consummated.

Given the pending acquisition by Western Union, the Company will not host its previously announced conference call to discuss its second quarter financial results, and the Company is no longer providing financial guidance.

Non-GAAP Measures
Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin and Net Free Cash Generated, each a Non-GAAP financial measure, are the primary metrics used by management to evaluate the financial performance of our business. We present these Non-GAAP financial measures because we believe they are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Furthermore, we believe they are helpful in highlighting trends in our operating results, because certain of such measures exclude, among other things, the effects of certain transactions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted Net Income is defined as Net Income adjusted to add back certain charges and expenses, such as non-cash amortization of certain intangible assets resulting from business and asset acquisition transactions, non-cash compensation costs, and other items outlined in the reconciliation tables below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted Earnings per Share – Basic and Diluted is calculated by dividing Adjusted Net Income by GAAP weighted-average common shares outstanding (basic and diluted).

Adjusted EBITDA is defined as Net Income before depreciation and amortization, interest expense, income taxes, and adjusted to add back certain charges and expenses, such as non-cash compensation costs and other items outlined in the reconciliation tables below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenues.

Net Free Cash Generated is defined as Net Income before provision for credit losses and depreciation and amortization adjusted to add back certain non-cash charges and expenses, such as non-cash compensation costs, and reduced by cash used in investing activities and servicing of our debt obligations.

Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Net Free Cash Generated are non-GAAP financial measures and should not be considered as an alternative to operating income, net income, net income margin or earnings per share, as a measure of operating performance or cash flows, or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Reconciliations of Net Income, the Company’s closest GAAP measure, to Adjusted Net Income, Adjusted EBITDA, and Net Free Cash Generated, as well as a reconciliation of Earnings per Share (Basic and Diluted) to Adjusted Earnings per Share (Basic and Diluted) and Net Income Margin to Adjusted EBITDA Margin, are outlined in the tables below following the condensed consolidated financial statements.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views concerning certain events that are not historical facts but could have an effect on our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, projected results of operations, restructuring initiatives and expectations for the Company. These statements may include and be identified by words or phrases such as, without limitation, “would,” “will,” “should,” “expects,” “believes,” “anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,”

“approximately,” “shall,” “our planning assumptions,” “future outlook,” “currently,” “target,” “guidance,” and similar expressions (including the negative and plural forms of such words and phrases). These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments, projections about our business and our industry, and macroeconomic conditions, and are subject to various risks, uncertainties, estimates, contingencies, and other factors, many of which are outside our control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements and could materially adversely affect our business, financial condition, results of operations, cash flows, and liquidity.

Such factors include, among others: the possibility that the conditions to the consummation of the proposed acquisition of Intermex by The Western Union Company (the “Proposed Acquisition”) will not be satisfied on the terms or timeline expected, or at all; failure to obtain, or delays in obtaining, or adverse conditions related to obtaining stockholder or regulatory approvals sought in connection with the Proposed Acquisition; changes in immigration laws and their enforcement, including any adverse effects on the level of immigrant employment, earning potential and other commercial activities; our success in expanding customer acceptance of our digital services and infrastructure, as well as developing, introducing and marketing new digital and other products and services; new technology or competitors that disrupt the current money transfer and payment ecosystem, including the introduction of new digital platforms; changes in tax laws in the United States and other countries in which we operate, including the imposition of taxes on certain types of remittances beginning in 2026; loss of, or reduction in business with, key sending agents; our ability to effectively compete in the markets in which we operate; economic factors such as inflation, the level of economic activity, recession risks and labor market conditions, as well as volatility in market interest rates; international political factors, including ongoing hostilities in Ukraine and the Middle East, political instability, tariffs, including the effects of tariffs on domestic markets and industrial activity and employment, border taxes or restrictions on remittances or transfers from the outbound countries in which we operate or plan to operate; volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses; consumer confidence in our brands and in consumer money transfers generally; expansion into new geographic markets or product markets; our ability to successfully execute, manage, integrate and obtain the anticipated financial benefits of key acquisitions and mergers; cybersecurity-attacks or disruptions to our information technology, computer network systems, data centers and mobile devices applications; the ability of our risk management and compliance policies, procedures and systems to mitigate risk related to transaction monitoring; consumer fraud and other risks relating to the authenticity of customers’ orders or the improper or illegal use of our services by consumers, sending agents or digital partners; our ability to maintain favorable banking and paying agent relationships necessary to conduct our business; bank failures, sustained financial illiquidity, or illiquidity at the clearing, cash management or custodial financial institutions with which we do business; changes to banking industry regulation and practice; credit risks from our agents, digital partners and the financial institutions with which we do business; our ability to recruit and retain key personnel; our ability to maintain compliance with applicable laws and regulatory requirements, including those intended to prevent use of our money remittance services for criminal activity, those related to data and cybersecurity protection, and those related to new business initiatives; enforcement actions and private litigation under regulations applicable to money remittance services; our ability to protect intellectual property rights; our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements; public health conditions, responses thereto and the economic and market effects thereof; the use of third-party vendors and service providers; weakness in U.S. or international economic conditions; and other economic, business, and/or competitive factors, risks and uncertainties, including those described in the “Risk Factors” and other sections of periodic reports and other filings that we file with the Securities and Exchange Commission. Accordingly, we caution investors and all others not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date such statement is made and we undertake no obligation to update any of the forward-looking statements.

About International Money Express, Inc.
Founded in 1994, Intermex applies proprietary technology enabling consumers to send money from the United States, Canada, Spain, Italy, the United Kingdom and Germany to more than 60 countries. The Company provides the digital movement of money through a network of agent retailers and Company-operated stores in the United States, Canada, Spain, Italy, the United Kingdom and Germany; our mobile apps; and the Company’s websites. Transactions are fulfilled and paid through thousands of retail and bank locations around the world. Intermex is headquartered in Miami, Florida, with international offices in Puebla, Mexico, Guatemala City, Guatemala, London, England, and Madrid, Spain. For more information about Intermex, please visit www.intermexonline.com.

Investor Relations:
Alex Sadowski
ir@intermexusa.com

Additional Information and Where to Find It

This communication relates to a proposed acquisition (the “Transaction”) of International Money Express, Inc. (“Intermex”) by The Western Union Company (“Western Union”).

In connection with the proposed transaction between Intermex and Western Union, Intermex will file with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Intermex stockholders. Intermex may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Intermex may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed with the SEC or will be filed with the SEC by Intermex (when they become available) through the website maintained by the SEC at http://www.sec.gov or from Intermex at its website, www.Intermexonline.com.

Participants in the Solicitation

Intermex, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Intermex in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of Intermex and other persons who may be deemed to be participants in the solicitation of stockholders of Intermex in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement related to the Transaction, which will be filed with the SEC. Additional information about Intermex, the directors and executive officers of Intermex and their ownership of Intermex common stock can also be found in its Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 27, 2025, and its definitive proxy statement, as amended, as filed with the SEC on May 12, 2025, and other documents subsequently filed by Intermex with the SEC. Free copies of these documents may be obtained as described above. To the extent holdings of Intermex securities by its directors or executive officers have changed since the amounts set forth in such documents, such changes have been or will be reflected on

Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement relating to the proposed transaction when it is filed with the SEC.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
(in thousands of dollars)	2025	2024
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$174,723	$130,503
Accounts receivable, net of allowance of $5,146 and $3,546, respectively	141,651	107,077
Prepaid wires, net	23,713	49,205
Prepaid expenses and other current assets	11,098	10,998
Total current assets	351,185	297,783

Property and equipment, net	53,975	50,354
Goodwill	55,195	55,195
Intangible assets, net	26,905	26,847
Deferred tax asset, net	1,127	—
Other assets	29,628	32,198
Total assets	$518,015	$462,377

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,267	$19,520
Wire transfers and money orders payable, net	144,196	85,044
Accrued and other liabilities	45,023	47,434
Total current liabilities	215,486	151,998

Long-term liabilities:
Debt, net	144,132	156,623
Lease liabilities, net	16,144	18,582
Deferred tax liability, net	—	250
Total long-term liabilities	160,276	175,455

Stockholders' equity:
Total stockholders' equity	142,253	134,924
Total liabilities and stockholders' equity	$518,015	$462,377

Condensed Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars, except for per share data)	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Revenues:
Wire transfer and money order fees, net	$132,970	$145,837	$253,137	$272,758
Foreign exchange gain, net	23,681	22,800	43,862	43,146
Other income	4,482	2,894	8,444	6,039
Total revenues	161,133	171,531	305,443	321,943

Operating expenses:
Service charges from agents and banks	102,257	113,369	196,045	211,303
Salaries and benefits	18,525	16,893	36,813	34,999
Other selling, general and administrative expenses	12,354	10,481	23,343	20,434
Provision for credit losses	1,858	1,776	3,924	3,371
Restructuring costs	—	2,711	306	2,711
Transaction costs	2,224	26	3,393	36
Depreciation and amortization	4,454	3,371	8,083	6,599
Total operating expenses	141,672	148,627	271,907	279,453

Operating income	19,461	22,904	33,536	42,490

Interest expense	3,093	3,095	5,793	5,797

Income before income taxes	16,368	19,809	27,743	36,693

Income tax provision	5,361	5,776	8,967	10,554

Net income	$11,007	$14,033	$18,776	$26,139

Earnings per common share:
Basic	$0.37	$0.43	$0.62	$0.79
Diluted	$0.37	$0.42	$0.62	$0.78

Weighted-average common shares outstanding:
Basic	29,843,687	32,698,951	30,213,762	33,187,196
Diluted	29,912,615	33,090,806	30,370,069	33,639,811

Reconciliation from Net Income to Adjusted Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars, except for per share data)	2025	2024	2025	2024
	(Unaudited)		(Unaudited)

Net Income	$11,007	$14,033	$18,776	$26,139

Adjusted for:
Share-based compensation (a)	2,133	2,392	4,245	4,545
Restructuring costs (b)	—	2,711	306	2,711
Transaction costs (c)	2,224	26	3,393	36
Legal contingency settlement (d)	—	(570)	—	(570)
Other charges and expenses (e)	516	218	843	655
Amortization of intangibles (f)	1,437	958	2,148	1,935
Income tax benefit related to adjustments (g)	(2,068)	(1,673)	(3,534)	(2,679)
Adjusted Net Income	$15,249	$18,095	$26,177	$32,772

Adjusted earnings per common share:
Basic	$0.51	$0.55	$0.87	$0.99
Diluted	$0.51	$0.55	$0.86	$0.97
(a) Represents share-based compensation relating to equity awards granted primarily to employees and independent directors of the Company.
(b) Represents primarily severance, write-off of assets and, legal and professional fees related to the execution of restructuring plans.
(c) Represents primarily financial advisory, professional and legal fees related to evaluation of strategic alternatives and business acquisition transactions.
(d) Represents a gain contingency related to a legal settlement.
(e) Represents primarily loss on disposal of fixed assets.
(f) Represents the amortization of certain intangible assets that resulted from business and asset acquisition transactions.
(g) Represents the current and deferred tax impact of the taxable adjustments to Net Income using the Company’s blended federal and state tax rate for each period. Relevant tax-deductible adjustments include all adjustments to Net Income.

Reconciliation from Basic Earnings per Share to Adjusted Basic Earnings per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Basic Earnings per Share	$0.37	$0.43	$0.62	$0.79
Adjusted for:
Share-based compensation	0.07	0.07	0.14	0.14
Restructuring costs	—	0.08	0.01	0.07
Transaction costs	0.07	NM	0.11	NM
Legal contingency settlement	—	(0.02)	—	(0.02)
Other charges and expenses	0.02	0.01	0.03	0.02
Amortization of intangibles	0.05	0.03	0.07	0.06
Income tax benefit related to adjustments	(0.07)	(0.05)	(0.12)	(0.08)
Adjusted Basic Earnings per Share	$0.51	$0.55	$0.87	$0.99
NM—Amount is not meaningful
The table above may contain slight summation differences due to rounding

Reconciliation from Diluted Earnings per Share to Adjusted Diluted Earnings per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Diluted Earnings per Share	$0.37	$0.42	$0.62	$0.78
Adjusted for:
Share-based compensation	0.07	0.07	0.14	0.14
Restructuring costs	—	0.08	0.01	0.07
Transaction costs	0.07	NM	0.11	NM
Legal contingency settlement	—	(0.02)	—	(0.02)
Other charges and expenses	0.02	0.01	0.03	0.02
Amortization of intangibles	0.05	0.03	0.07	0.06
Income tax benefit related to adjustments	(0.07)	(0.05)	(0.12)	(0.08)
Adjusted Diluted Earnings per Share	$0.51	$0.55	$0.86	$0.97

NM—Amount is not meaningful
The table above may contain slight summation differences due to rounding

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Net Income	$11,007	$14,033	$18,776	$26,139

Adjusted for:
Interest expense	3,093	3,095	5,793	5,797
Income tax provision	5,361	5,776	8,967	10,554
Depreciation and amortization	4,454	3,371	8,083	6,599
EBITDA	23,915	26,275	41,619	49,089
Share-based compensation (a)	2,133	2,392	4,245	4,545
Restructuring costs (b)	—	2,711	306	2,711
Transaction costs (c)	2,224	26	3,393	36
Legal contingency settlement (d)	—	(570)	—	(570)
Other charges and expenses (e)	516	218	843	655
Adjusted EBITDA	$28,788	$31,052	$50,406	$56,466

(a) Represents share-based compensation relating to equity awards granted primarily to employees and independent directors of the Company.
(b) Represents primarily severance, write-off of assets and legal and professional fees related to the execution of restructuring plans.

(c) Represents primarily financial advisory, professional and legal fees related to evaluation of strategic alternatives and business acquisition transactions.
(d) Represents a gain contingency related to a legal settlement.
(e) Represents primarily loss on disposal of fixed assets.

Reconciliation from Net Income Margin to Adjusted EBITDA Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Net Income Margin	6.8%	8.2%	6.1%	8.1%
Adjusted for:
Interest expense	1.9%	1.8%	1.9%	1.8%
Income tax provision	3.3%	3.4%	2.9%	3.3%
Depreciation and amortization	2.8%	2.0%	2.6%	2.0%
EBITDA Margin	14.8%	15.3%	13.6%	15.2%
Share-based compensation	1.3%	1.4%	1.4%	1.4%
Restructuring costs	—%	1.6%	0.1%	0.9%
Transaction costs	1.4%	—%	1.1%	—%
Legal contingency settlement	—%	(0.3)%	—%	(0.2)%
Other charges and expenses	0.3%	0.1%	0.3%	0.2%
Adjusted EBITDA Margin	17.9%	18.1%	16.5%	17.6%

The table above may contain slight summation differences due to rounding

Reconciliation of Net Income to Net Free Cash Generated

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2025	2024	2025	2024
	(Unaudited)		(Unaudited)

Net income for the period	$11,007	$14,033	$18,776	$26,139

Depreciation and amortization	4,454	3,371	8,083	6,599
Share-based compensation	2,133	2,392	4,245	4,545
Provision for credit losses	1,858	1,776	3,924	3,371
Cash used in investing activities	(4,720)	(6,670)	(10,033)	(20,150)
Term loan pay downs	—	(1,641)	—	(3,281)

Net Free Cash Generated during the period	$14,732	$13,261	$24,995	$17,223